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As filed with the Securities and Exchange Commission on November 12, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIVE STAR QUALITY CARE, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	04-3516029 (I.R.S. Employer Identification Number)

400 Centre Street
Newton, Massachusetts 02458
(617) 796-8387
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bruce J. Mackey Jr., President and Chief Executive Officer
Five Star Quality Care, Inc.
400 Centre Street
Newton, Massachusetts 02458
(617) 796-8387
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
William J. Curry, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

             Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the Registrant.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(6)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Debt Securities

Shares of Preferred Stock, $.01 par value per share

Depositary Shares Representing Preferred Shares

Shares of Common Stock, $.01 par value per share(5)

Warrants

Stock Purchase Contracts

Equity Units

Total	(3)	100%	(3)(4)	(7)(8)

(1)
Not specified for each class pursuant to General Instruction II.D. to Form S-3.

(2)
The proposed maximum offering price per unit and the aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)
The Registrant is registering hereunder an indeterminate amount of securities as may be issued from time to time at indeterminate prices up to a proposed aggregate offering price of $1,000,000,000 or the equivalent thereof in one or more foreign currencies or currency units or composite currencies. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities. Of such $1,000,000,000, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, or the Securities Act, $870,913,000 is being moved to this registration statement from the Registrant's expiring registration statement on Form S-3 filed on November 22, 2006 (Registration No. 333-138926). The Registrant is registering additional securities for up to a maximum aggregate offering price of $129,087,000 such that the total amount registered will be $1,000,000,000.

(4)
Pursuant to Rule 429 under the Securities Act, in addition to the $870,913,000 aggregate amount of debt securities, common shares, preferred shares, depositary shares, warrants and contracts being moved to this registration statement pursuant to Rule 416(a) under the Securities Act, the prospectus contained herein will also relate to $129,087,000 aggregate amount of debt securities, common shares, preferred shares, depositary shares, warrants and contracts being newly registered hereunder.

(5)
Each common share registered hereby may include a right to purchase junior participating preferred shares or other securities as more fully described herein.

(6)
Pursuant to Rule 416(a) under the Securities Act, this registration statement also registers such indeterminate amounts of each class of securities registered hereunder as may be issuable, without separate consideration, by reason of certain corporate transactions or events, including any stock dividend, stock split or any other similar transactions.

(7)
Pursuant to Rule 415(a)(6) under the Securities Act, and guidance of the Securities and Exchange Commission related thereto, the Registrant is not required to pay any additional fee with respect to such securities included in reliance on Rule 415(a)(6), because the unsold securities (and associated fees) are being moved to this registration statement from the Registrant's expiring registration statement on Form S-3 filed on November 22, 2006 (Registration No. 333-138926), registering securities for up to a maximum aggregate offering price of $870,913,000. The Registrant did not sell any securities of that amount, leaving a balance of unsold securities with an aggregate offering price of $870,913,000.

(8)
In addition to the $870,913,000 in unsold securities being moved to this registration statement from the Registrant's expiring statement on Form S-3 filed on November 22, 2006 (Registration No. 333-138926), the Registrant is registering additional securities for up to a maximum aggregate offering price of $129,087,000. With respect to such additional securities being registered hereunder, under Rule 457(o) a fee of $7,203.05 would be due. However, the Registrant is applying a filing fee of $15,193.54 that was paid with respect to $129,087,000 of securities registered but unsold under the Registrant's registration statement on Form S-3 (Registration No. 333-121910) to fully offset the $7,203.05 currently due.

             The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

             PURSUANT TO RULE 429(a) UNDER THE SECURITIES ACT, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT RELATES TO SECURITIES REGISTERED UNDER THIS REGISTRATION STATEMENT AND THE SECURITIES REGISTERED AND REMAINING UNSOLD UNDER OUR REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-138926) INITIALLY FILED ON NOVEMBER 22, 2006. PURSUANT TO RULE 429(b), THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, SHALL ACT, UPON EFFECTIVENESS, AS A POST-EFFECTIVE AMENDMENT TO OUR REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-138926).

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Subject to Completion
Preliminary Prospectus Dated November 12, 2009

PROSPECTUS

$1,000,000,000

Five Star Quality Care, Inc.

Debt Securities, Common Shares, Preferred Shares,
Depositary Shares, Warrants and Stock Purchase Contracts and
Equity Units

        We or our selling shareholders may offer and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  common shares;

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  preferred shares;

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  depositary shares;

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  warrants; and

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  stock purchase contracts and equity units.

These securities may be offered and sold separately or together in units with other securities described in this prospectus. Our debt securities may be senior or subordinated.

        The securities described in this prospectus offered by us may be issued in one or more series or issuances. The total offering price of these securities, in the aggregate, will not exceed $1,000,000,000. We or our selling shareholders may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. We will not receive any of the proceeds from the sale of our shares of common stock, or common shares, by our selling shareholders. We will provide the specific terms of any securities actually offered, the manner in which the securities will be offered and, if necessary, the identity of any selling shareholders in supplements to this prospectus. You should carefully read this prospectus and the prospectus supplements before you decide to invest in any of these securities.

        The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any listing on a securities exchange. Our common shares are listed on the NYSE Amex, under the symbol "FVE."

        Investment in any securities offered by this prospectus involves risk. See "Risk Factors" on page 1 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2009.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we or our selling shareholders may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total amount of proceeds of $1,000,000,000.

        This prospectus provides you only with a general description of the securities we may offer. Each time we or our selling shareholders sell securities, a prospectus supplement will be provided containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement together with all of the additional information described under the headings "Where You Can Find More Information" and "Documents Incorporated By Reference."

        You should rely only on the information incorporated by reference or provided in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that information in this prospectus and the applicable prospectus supplement, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus or the applicable prospectus supplement, is accurate only as of the date of the documents containing the information.

        References in this prospectus to "we," "us," "our" or "Five Star" mean Five Star Quality Care, Inc. and its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAINS STATEMENTS AND IMPLICATIONS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE", OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

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  OUR ABILITY TO OPERATE OUR SENIOR LIVING COMMUNITIES AND REHABILITATION HOSPITALS PROFITABLY;

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  OUR ABILITY TO MEET OUT DEBT OBLIGATIONS;

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  OUR ABILITY TO COMPLY AND TO REMAIN IN COMPLIANCE WITH APPLICABLE MEDICARE, MEDICAID, AND OTHER RATE SETTING AND REGULATORY REQUIREMENTS;

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  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL;

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  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY;

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  OUR ABILITY TO PAY DIVIDENDS IN THE FUTURE; AND

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  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR RESIDENTS AND OTHER CUSTOMERS;

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  COMPETITION WITHIN THE SENIOR LIVING INDUSTRY AND OUR OTHER BUSINESSES;

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  INCREASES IN INSURANCE AND TORT LIABILITY COSTS;

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  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING DIRECTORS, SENIOR HOUSING PROPERTIES TRUST, OR SENIOR HOUSING, AND REIT MANAGEMENT & RESEARCH, LLC, OR RMR, AND THEIR AFFILIATES;

  •
  CHANGES IN MEDICARE AND MEDICAID POLICIES WHICH COULD RESULT IN A REDUCTION OF RATES OR A FAILURE OF THESE RATES TO MATCH OUR COST INCREASE; AND

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  CHANGES IN FEDERAL, STATE AND LOCAL REGULATIONS WHICH COULD AFFECT OUR SERVICES.

        FOR EXAMPLE:

  •
  IF THE AVAILABILITY OF DEBT CAPITAL REMAINS RESTRICTED OR BECOMES MORE RESTRICTED, WE MAY BE UNABLE TO REFINANCE OR REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE;

  •
  WE EXPECT TO OPERATE OUR REHABILITATION HOSPITALS AND PHARMACIES PROFITABLY. HOWEVER, WE HAVE HISTORICALLY EXPERIENCED LOSSES FROM THESE OPERATIONS AND WE MAY BE UNABLE TO OPERATE THESE BUSINESSES PROFITABLY; AND

  •
  OUR RESIDENTS MAY BE UNABLE TO AFFORD OUR SERVICES WHICH COULD RESULT IN DECREASED OCCUPANCY AND REVENUES AT OUR SENIOR LIVING COMMUNITIES AND REHABILITATION HOSPITALS.

        THESE RESULTS COULD OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH, SUCH AS NATURAL DISASTERS OR CHANGES IN OUR RESIDENTS' ABILITY TO AFFORD OUR SERVICES, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY, ARE BEYOND OUR CONTROL.

        OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY IN OUR MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND OUR SUBSEQUENTLY FILED QUARTERLY REPORTS ON FORM 10-Q, INCLUDING THOSE DESCRIBED UNDER THE CAPTION "ITEM 1A. RISK FACTORS," AND OTHER REPORTS WE FILE FROM TIME TO TIME WITH THE SEC AND ANY PROSPECTUS SUPPLEMENT.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

FIVE STAR QUALITY CARE, INC.

        We are organized as a Maryland corporation and operate senior living communities, including independent living or congregate care communities, assisted living communities and skilled nursing facilities, or SNFs. As of November 5, 2009, we leased or owned and operated 206 senior living communities containing 21,953 living units, including 159 primarily independent and assisted living communities with 17,675 living units and 47 SNFs with 4,728 units. We also own and operate five institutional pharmacies and we operate two rehabilitation hospitals with 321 beds that we lease from Senior Housing. Our two rehabilitation hospitals provide inpatient services at the two hospitals and three satellite locations. In addition, we operate 13 outpatient clinics affiliated with these rehabilitation hospitals.

        Our principal executive office is at 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 796-8387.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general business purposes, which may include acquiring additional senior living communities or other businesses and the repayment of borrowings under our credit facility or other debt. Until the proceeds from a sale of securities by us are applied to their intended purposes, they will be invested in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

        We will not receive any of the proceeds of the sale by selling shareholders of the common shares covered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated:

	Nine months ended September 30,				Year ended December 31,
	2009		2008		2008		2007		2006(1)	2005(1)	2004
Ratio of earnings to fixed charges	1.4	x	1.1	x	1.0	x	1.3	x	—	—	1.1	x

(1)
Earnings were insufficient to cover fixed charges by approximately $109.8 million and $80.1 million for the years ended December 31, 2006 and 2005, respectively; accordingly, no ratio is presented for such periods.

        We did not have any preferred securities outstanding during any of the periods presented above, and therefore our ratios of earnings to combined fixed charges and preferred share distributions are the same as the ratios of earnings to fixed charges presented above.

 DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the material terms of the debt securities we may offer under this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is a part. We will file any final indentures and supplemental indentures if we issue debt securities. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the terms of the particular securities described in the applicable prospectus supplement.

        The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated." The debt securities that we refer to as "senior" will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. We refer to these as "junior subordinated" securities. We have filed with the registration statement of which this prospectus is a part, three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities. We refer to senior subordinated and junior subordinated securities as "subordinated."

        We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

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  the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

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  the aggregate principal amount of the debt securities;

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  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

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  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

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  the stated maturity date;

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  any fixed or variable interest rate or rates per annum;

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  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

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  the date from which interest may accrue and any interest payment dates;

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  any sinking fund requirements;

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  any provisions for redemption, including the redemption price and any remarketing arrangements;

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  whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

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  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

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  the events of default and covenants of such debt securities, to the extent different from or in addition to those described in this prospectus;

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  whether we will issue the debt securities in certificated or book-entry form;

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  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

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  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

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  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

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  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

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  the subordination provisions, if any, relating to the debt securities; and

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  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

        Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller denominations in multiples of $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform these functions ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar will also perform exchanges and transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        Under any indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell substantially all of our assets to another entity, or to buy substantially all of the assets of another entity. However, we may not take any of these actions unless the following conditions are met:

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  if we merge out of existence or sell all our assets, the other entity must be organized under the laws of a state or the District of Columbia or under federal law and must agree to be legally responsible for our debt securities; and

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  immediately after a merger, sale of assets or other transaction, we may not be in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for notice of default or existence of default for a specific period of time were disregarded.

Certain Covenants

        Existence.    Except as permitted as described above under "—Merger, Consolidation or Sale of Assets," we will agree to do all things necessary to preserve and keep our corporate existence, rights and franchises provided that it is in our best interests for the conduct of business.

        Provisions of Financial Information.    Whether or not we remain required to do so under the Exchange Act, to the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and an indenture trustee on or before the applicable SEC filing dates as if we were required to do so.

        Additional Covenants.    Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default and Related Matters

        Events of Default.    The term "event of default" for any series of debt securities means any of the following:

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  we do not pay the principal or any premium on a debt security of that series within 30 days after its maturity date;

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  we do not pay interest on a debt security of that series within 30 days after its due date;

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  we do not deposit any sinking fund payment for that series within 30 days after its due date;

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  we remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of at least a majority in principal amount of debt securities of the affected series may send the notice;

  •
  we default under any of our other indebtedness in an aggregate principal amount exceeding a specified dollar amount after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or the holders of at least a majority in principal amount of debt securities of the affected series may send the notice;

  •
  we or one of our "significant subsidiaries," if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

  •
  any other event of default described in the applicable prospectus supplement occurs.

        The term "significant subsidiary" means any significant subsidiary, as defined in Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

        Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and remains uncured;

  •
  the holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the applicable indentures and the debt securities:

        Changes Requiring Your Approval.    First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

  •
  change the stated maturity of the principal or interest on a debt security or the rate or amount of interest;

  •
  reduce the amount of any premium due upon redemption;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or adversely affect any right of repayment at the option of the holder;

  •
  change the currency of payment on a debt security;

  •
  change the place of payment;

  •
  impair your right to sue for payment;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

  •
  modify or waive any provisions relating to default or event of default in the payment of principal of or premium, if any, or interest on the debt securities; or

  •
  modify any of the foregoing provisions.

        Changes Requiring a Majority Vote.    The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of that particular series of debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "—Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

        Further Details Concerning Voting.    Debt securities are not considered outstanding, and holders of debt securities may not be able to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of debt securities are also not eligible to vote if the securities have been fully defeased as described immediately below under "—Discharge, Defeasance and Covenant Defeasance—Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Discharge, Defeasance and Covenant Defeasance

        Discharge.    We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

  •
  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  the current federal tax law must be changed or an Internal Revenue Service, or IRS, ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

  •
  we must deliver to the trustee a legal opinion confirming the tax law change or IRS ruling described above.

        If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Also, your rights to receive payments would no longer be burdened by subordination provisions in the applicable indenture.

        Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

  •
  your rights to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of securities and lost or mutilated securities; and

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust.

        Covenant Defeasance.    Under current federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and your rights to receive payments would no longer be burdened by subordination provisions in the applicable indenture.

        If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

  •
  any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

  •
  any subordination provisions; and

  •
  certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  •
  the indebtedness ranking senior to the offered debt securities;

  •
  the restrictions, if any, on payments to the holders of the offered debt securities while a default is continuing with respect to the indebtedness ranking senior to the debt securities offered;

  •
  the restrictions, if any, on payments to the holders of the offered debt securities following an event of default with respect to indebtedness ranking senior to the debt securities offered; and

  •
  provisions that require holders of the offered debt securities to remit payments to holders of senior indebtedness.

Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the applicable prospectus supplement. We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. We will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the clearance and settlement among direct participants of securities transactions through electronic computerized book-entry changes in direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC's book-entry system is also available to indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

        Upon the issuance of a registered global security, DTC will credit, on its book-entry registration and transfer system, the direct participants' accounts with the respective principal or face amounts of the debt securities beneficially owned by the direct participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of direct participants, and on the records of direct participants, with respect to interests of persons holding through direct participants.

        So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities evidenced by a global note for all purposes under the indentures. Except as described below, as an owner of a beneficial interest in debt securities evidenced by a global note you will not be entitled to have any of the debt securities evidenced by such global note registered in your name, you will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and you will not be considered the owner or holder thereof under the indentures for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, you must rely on the procedures of DTC and, if you are not a direct participant, on the procedures of the direct participant through which you own your interest to exercise any rights of a "holder" under the indentures. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair your ability to own, pledge or transfer beneficial interests in any global note.

        To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Payments of principal and interest or additional amounts, if any, will be made by us to DTC or Cede & Co. (or any other DTC nominee), in immediately available funds. DTC's practice is to credit the accounts of direct participants on the applicable payment date in accordance with their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by direct participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of DTC's direct participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of DTC. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. Redemption notices with respect to any debt securities will be sent to DTC. If less than all of the debt securities are to be redeemed, DTC's practice is to determine by lot the amount of interest of each direct participant in such issue to be redeemed.

        Neither we nor the trustee nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent to vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy). We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the indentures, DTC would authorize the direct participants holding the relevant beneficial interest to give or take such action, and such direct participants would authorize beneficial owners through such direct participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Debt securities which are evidenced by a global note will be exchangeable for certified debt securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed within 90 days;

  •
  there shall have occurred and be continuing an event of default; or

  •
  we determine not to require all of the debt securities to be evidenced by a global note and notify the trustee of our decision, in which case we will issue individual debt securities in denominations of $1,000 and integral multiples thereof.

        The information in this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

 DESCRIPTION OF CAPITAL STOCK

        As of November 5, 2009, our charter authorizes us to issue up to an aggregate of 51,000,000 shares of capital stock, including 50,000,000 common shares, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share, or preferred shares, and authorizes our board of directors, or board, to determine, at any time and from time to time, to increase or decrease the number of authorized shares of stock, as described below. As of November 5, 2009, we had 35,436,064 common shares issued and outstanding, and 1,000,000 preferred shares authorized but unissued as described below under "Preferred Shares." In connection with the adoption of our shareholders' rights plan, our board designated an authorized but unissued class of 100,000 preferred shares, par value $.01 per share, which are described more fully below under "—Junior Participating Preferred Shares." As of the date of this prospectus no other class or series of preferred shares has been established.

        Our charter contains a provision permitting our board, without any action by our shareholders, to amend the charter to increase or decrease the total number of shares of our stock or the number of shares of any class or series that we have authority to issue. Our charter further authorizes our board to reclassify any unissued common or preferred shares into other classes or series. We believe that giving these powers to our board will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our board has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

Common Shares

        The following is a summary of the material terms of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our charter and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

        Except as otherwise described in any applicable prospectus supplement, all of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our charter regarding the restriction of the ownership and transfer of shares of beneficial interest:

  •
  to receive distributions on our shares if, as and when authorized by our board and declared by us out of assets legally available for distribution; and

  •
  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our charter regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. Holders of our common shares do not have cumulative voting rights in the election of directors.

        Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shareholders have no preemptive rights to subscribe for any of our securities.

        For other information with respect to our common shares, including effects that provisions in our charter and bylaws may have in delaying, deferring or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Charter and Bylaws" below.

Preferred Shares

        The following is a summary of the material terms of our currently authorized preferred shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our charter and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement.

        General.    Our charter authorizes our board to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares. These may include:

  •
  the distinctive designation of each series and the number of shares that will constitute the series;

  •
  the voting rights, if any, of shares of the series;

  •
  the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions accumulate and are payable;

  •
  the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

  •
  the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

  •
  any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

  •
  if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

  •
  whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

        The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we may issue in the future.

        The following describes some general terms and provisions of the preferred shares to which a prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter, including any applicable articles supplementary, and our bylaws.

        The prospectus supplement will describe the specific terms as to each issuance of preferred shares, including:

  •
  the description of the preferred shares;

  •
  the number of the preferred shares offered;

  •
  the voting rights, if any, of the holders of the preferred shares;

  •
  the offering price of the preferred shares;

  •
  the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

  •
  the date from which distributions on the preferred shares shall accumulate;

  •
  the provisions for any auctioning or remarketing, if any, of the preferred shares;

  •
  the provision, if any, for redemption or a sinking fund;

  •
  the liquidation preference per share;

  •
  any listing of the preferred shares on a securities exchange;

  •
  whether the preferred shares will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

  •
  whether interests in the preferred shares will be represented by depositary shares as more fully described below under "Description of Depositary Shares";

  •
  a discussion of federal income tax considerations;

  •
  the relative ranking and preferences of the preferred shares as to distribution and liquidation rights;

  •
  any limitations on issuance of any preferred shares ranking senior to or on a parity with the series of preferred shares being offered as to distribution and liquidation rights;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer; and

  •
  any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the preferred shares.

        As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Rank

        Unless our board otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all our common shares.

Distributions

        Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates described in the applicable prospectus supplement. Even though the preferred shares may specify a fixed rate of distribution, our board must authorize and we must declare those distributions and they may be paid only out of assets legally available for distribution. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our board. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom distributions are payable.

        Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our board fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series or any other series are declared payable in the future.

        If the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only. When distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. For these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares.

        We will credit any distribution payment made on an applicable series first against accrued but unpaid distributions due with respect to the series in the order specified in the applicable prospectus supplement.

Redemption

        We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number or percentage of that series of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for the preferred shares of any series is payable only from the net proceeds of our issuance of shares of stock, the terms of the preferred shares may provide that, if no shares of stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into common shares pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

        The applicable prospectus supplement will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of stock ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, after satisfaction of our debt and otherwise out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of stock ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

        If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

        For these purposes, our consolidation or merger with or into any other corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be a liquidation.

Voting Rights

        Holders of our preferred shares will not have any voting rights, except as shown below or as otherwise from time to time specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional directors to our board at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable series are in arrears for six consecutive quarterly periods. The right to elect additional directors described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment those distributions specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, in the event the preferred shareholders are so entitled to elect directors, the entire board will be increased by two directors.

        Unless otherwise provided in the applicable prospectus supplement, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each series of preferred shares outstanding at that time:

  •
  authorize, create or increase the authorized or issued amount of any class or series of shares of stock ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

  •
  reclassify any authorized shares of stock into a series of shares of stock ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

  •
  create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of stock ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

  •
  amend, alter or repeal the provisions of our charter or any articles supplementary relating to that series of preferred shares, whether by merger, consolidation or otherwise, that materially and adversely affects the series of preferred shares.

        The authorization, creation or increase of the authorized or issued amount of any class or series of shares of stock ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.

        The foregoing voting provisions will not apply if all of the outstanding shares of the series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

        As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which holders of our preferred shares may, or we may require holders of our preferred shares to, convert shares of any series of preferred shares into common shares or any other class or series of shares of stock. The terms will include the number of common shares or other securities into which the preferred shares are convertible, the conversion price or the manner of determining such number or price. The terms will also include the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require holders of our preferred shares to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

Junior Participating Preferred Shares

        In connection with the adoption of our shareholders' rights plan in March 2004, our board established an authorized but unissued class of 100,000 junior participating preferred shares, par value $.01 per share. See "Description of Certain Provisions of Maryland Law and of Charter and Bylaws—Rights Plan," for a summary of our shareholders' rights plan.

 DESCRIPTION OF DEPOSITARY SHARES

General

        The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of the securities described in the applicable prospectus supplement.

        We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than whole shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to that owner's pro rata amount of all of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred shares represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Distributions

        A depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

        You may elect to receive the number of whole shares of your series of preferred shares and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares.

Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

        If we redeem a series of the preferred shares that underlie depositary shares, the depositary will redeem those shares from the proceeds received from us. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts identifying the depositary shares to be redeemed at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we redeem less than all of the preferred shares, the depositary will select the depositary shares to be redeemed by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will be deemed no longer outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. The depositary will try, as practical, to vote the shares as instructed by the holders. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary's gross negligence or willful misconduct.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference of each preferred share represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

        The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into our debt securities. Upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

        As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred shares represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

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  no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

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  the tax basis of each preferred share to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

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  if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of a series of depositary receipts and the related deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, and every subsequent holder will be bound by the applicable deposit agreement, as amended.

        As described below, any depositary may be replaced by us without approval of holders of depositary shares. Any deposit agreement may otherwise be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if a majority of each series of preferred shares affected by the termination consents to the termination. When a deposit agreement is terminated without replacement, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

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  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

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  each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

        Neither a depositary nor our company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

        The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter into a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

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  the offering price;

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  the currencies in which such warrants are being offered;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  federal income tax consequences;

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  the rights, if any, we have to redeem the warrants;

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  the name of the warrant agent; and

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  the other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND EQUITY UNITS

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or equity units offered by that prospectus supplement. If we issue any stock purchase contracts or equity units, we will file with the SEC the form of stock purchase contract or equity unit and you should read those documents for provisions that may be important to you. You can obtain copies of any form of stock purchase contract or equity unit by following the directions described under the caption "Where You Can Find More Information" in the applicable prospectus supplement.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates. We may fix the price and number of securities subject to the stock purchase contracts at the time we issue the stock purchase contracts or we may provide that the price and number of securities will be determined pursuant to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, securing the obligations of the holders of the units to purchase the securities under the stock purchase contracts. We refer to these units as equity units. The stock purchase contracts will require holders to secure their obligations under the stock purchase contracts. The stock purchase contracts also may require us to make periodic payments to the holders of the equity units or vice versa, and those payments may be unsecured or refunded on some basis.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR CHARTER AND BYLAWS

        We are organized as a Maryland corporation. The following is a summary of our charter and bylaws and certain provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire charter and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of applicable Maryland corporate law summarized below.

Directors

        Our charter and bylaws provide that our board has the exclusive power to establish the number of directors. However, there may not be less than the minimum number required by Maryland law (which is one) nor more than seven directors. In the event of a vacancy, a majority of the remaining directors will fill the vacancy and the director elected to fill the vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

        Our charter divides our board into three classes, each class of directors serving a staggered three-year term. At each annual meeting of our shareholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualifies.

        We believe that classification of our board helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of directors. Consequently, at each annual meeting of shareholders, a majority of the votes entitled to be cast will be able to elect all of the successors of the class of directors whose term expires at that meeting. The classified board provision could have the effect of making the replacement of our incumbent directors more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board.

        Under our bylaws, our directors are qualified as "independent directors" or "managing directors", and our bylaws require that (except for temporary periods due to vacancies), a majority of the directors holding office will at all times be independent directors. For those purposes, an "independent director" is one who is not an employee of ours or an employee of RMR and qualifies as independent under our bylaws and applicable rules of the NYSE Amex and the SEC. A "managing director" is a director who is not an independent director and who has been an employee of ours or an employee of RMR or has been involved in our day to day activities for at least one year prior to his or her election. Our board is currently composed of three independent directors and two managing directors.

        Our charter provides that a director may be removed only for cause by the affirmative vote of at least 75% of the votes entitled to be cast generally in the election of directors.

Advance Notice of Director Nominations and Other Business

        Shareholder recommendations for nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as directors who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made: (i) by a shareholder who is entitled under our bylaws and applicable state and federal laws to nominate the nominee at the meeting and (ii) by written notice to the Chair of our Nominating and Governance Committee at our principal executive offices within the 30 day period ending on the last date on which shareholders may give a timely notice of nomination for such meeting under our bylaws and applicable state and federal laws, which notice must be accompanied by the information and documents with respect to the recommended nominee which the recommending shareholder would have been required to provide in order to nominate such nominee for election at the shareholders meeting in accordance with our bylaws, including those described below, and applicable state and federal laws. Any such notice must be accompanied by the same information, copies of share certificates and other documents as described below. Our Nominating and Governance Committee may request additional information about the shareholder nominee or about a recommending shareholder. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Governance Committee.

        The preceding paragraph applies only to shareholder recommendations for nominees. A shareholder nomination must be made in accordance with the provisions of our bylaws, including the procedures discussed below.

        Shareholder nominations and other proposals at annual meetings.    Our bylaws require compliance with certain procedures for a shareholder to properly propose a nomination for election to our board or other business at the annual meeting of shareholders. If a shareholder who is entitled to do so under our bylaws wishes to propose a person for election to our board or other business, that shareholder must provide a written notice to our Secretary. The shareholder giving notice must (i) have continuously held at least $2,000 in market value (as determined under our bylaws), or 1%, of our common shares entitled to vote at the meeting on the election or the proposal of other business, as the case may be, for at least one year from the date the shareholder gives its advance notice (this requirement will not apply until April 1, 2010 with respect to a shareholder who continuously holds from and after April 1, 2009 shares entitled to vote at the meeting on such election or proposal of other business, as the case may be), (ii) be a shareholder of record at the time of giving notice through and including the time of the meeting, (iii) be present at the meeting to answer questions about the nomination or other business and (iv) have complied in all respects with the advance notice provisions for shareholder nominations and proposals of other business set forth in our bylaws.

        The notice must set forth detailed specified information about the nominee and the nominee's affiliates and associates, the shareholder making the nomination and affiliates and associates of that shareholder, and provide to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the shareholder's nomination or proposal. With respect to nominations, the notice must state whether the nominee is proposed for nomination as an Independent Director or a Managing Director. In addition, at the same time as or prior to the submission of a shareholder nomination or proposal for consideration at a meeting of our shareholders that, if approved and implemented by us, would cause us to be in breach of any covenant in or in default under any debt instrument or agreement or other material agreement of ours or any subsidiary of ours, the shareholder must submit to our Secretary (i) evidence satisfactory to our board of the lender's or contracting party's willingness to waive the breach of covenant or default, or (ii) a detailed plan for repayment of the applicable indebtedness or curing the contractual breach or default and satisfying any resulting damage, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to our board in its discretion, and evidence of the availability to us of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to us, as determined by our board in its discretion. Additionally, if (i) the submission of a shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if approved, implemented by us without our or any subsidiary of ours, or the proponent shareholder, the nominee, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any governmental or regulatory body, or a governmental action, or (ii) such shareholder's ownership of our shares or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, the nominee or their respective affiliates or associates would require governmental action, then, at the same time as the submission of the shareholder nomination or proposal of other business, the proponent shareholder shall submit to us (x) evidence satisfactory to our board that any and all governmental action has been given or obtained, including, without limitation, such evidence as our board may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder's diligent and best efforts, a detailed plan for making or obtaining the governmental action prior to the election of the nominee or the implementation of the proposal for other business, which plan must be satisfactory to our board in its discretion.

        Under our bylaws, in order for a shareholder's notice of nominations for director or other business to be properly brought before an annual meeting of shareholders, the shareholder must deliver the notice to our Secretary at our principal executive offices not later than 5p.m. (Eastern Time) on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. If the date of proxy statement for the annual meeting is more than 30 days earlier than the first anniversary of the date of the proxy statement for the preceding year's annual meeting, other time requirements may be applicable to shareholder notices, as specified in our bylaws. In addition, a shareholder may not give notice to nominate or propose other business unless the shareholder holds a certificate for all our common shares owned by such shareholder during all times described in the first paragraph of this section and a copy of each certificate held by the shareholder accompanies the shareholder's notice. Also, we may request that any shareholder proposing a nominee for election to our board or other business at a meeting of our shareholders provide us, within three business days of such request, with written verification of the information submitted by the shareholder as well as other information.

        The foregoing description of the procedures for a shareholder to propose a nomination for election to our board or other business for consideration at an annual meeting is only a summary and is not complete. Our bylaws, including the provisions which concern the requirements for shareholder nominations and other proposals, will be filed as an exhibit to the registration statement of which this prospectus is a part.

Meetings of Shareholders

        The board determines the date and time of the annual meeting of shareholders. Special meetings of shareholders may only be called by the majority of the board or the president, or, subject to the satisfaction of certain procedural and informational requirements in our bylaws, upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at that meeting (or such greater proportion we are permitted to specify under Maryland law).

Limitation of Liability and Indemnification of Directors and Officers

        To the maximum extent permitted by Maryland law, our charter includes provisions limiting the liability of our present and former directors and officers to us and our shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

        Additionally, our charter authorizes us to the maximum extent permitted by Maryland law to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her status as our present or former director or officer from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as our present or former director or officer and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

        The Maryland General Corporation Law, or the MGCL, requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity.

        The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

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  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        We have also entered into indemnification agreements with our directors and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The SEC has expressed the opinion that indemnification of directors, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

        Our bylaws provide that any shareholder who breaches or fails to fully comply with any covenant, condition or provision of our charter or bylaws, including the advance notice provisions pertaining to shareholder nominations and other proposals, will indemnify us and hold us harmless from and against all costs, expenses, penalties, fees and other amounts, including attorneys' and other professional fees, arising from the shareholder's breach or failure to comply or any action by or against us (including actions by or against us in which the shareholder is not the prevailing party), together with interest on such amounts.

        Our community leases with Senior Housing and our shared services agreement are terminable by Senior Housing and RMR, the investment manager for Senior Housing (from whom we purchase various services pursuant to a shared services agreement), respectively, in the event that any shareholder or group of shareholders acting in concert becomes the owner of more than 9.8% of our voting stock without Senior Housing's consent. If a breach of the ownership limitations results in a lease default, the shareholders causing the default may become liable to us or to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights, the transfer to a trust and the forced sale of excess shares described below. These damages may be for material amounts.

Actions by Shareholders

        Our bylaws provide that actions brought against us or any director, officer, manager (including RMR or its successor), agent or employee of us, by a shareholder, including derivative and class actions, will, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws.

Restrictions on Share Ownership and Transfer

        Our charter and bylaws restrict the amount of shares that shareholders may own or transfer under certain circumstances. These restrictions are intended to assist Senior Housing, a publicly owned real estate investment trust, or REIT, with REIT compliance under the Internal Revenue Code of 1986, as amended, or IRC, and otherwise to promote our orderly governance. All certificates representing our common shares and preferred shares will bear a legend referring to these restrictions.

        Our charter provides that no person or group of persons acting in concert may own, or be deemed to own by virtue of the attribution provisions of the IRC, more than 9.8% of the number or value, whichever is more restrictive, of any class or series of our outstanding shares of capital stock. Any person who acquires, or attempts or intends to acquire, actual or constructive ownership of shares of our capital stock that will or may violate this 9.8% ownership limitation must give notice to us and provide us with other information that we may request.

        The ownership limitations in our charter are effective against all of our shareholders. However, with the written consent of Senior Housing, our board may grant an exemption from the ownership limitation if it is satisfied that: (1) the shareholder's ownership will not cause us or any of our subsidiaries that are tenants of Senior Housing to be deemed a "related party tenant" under the IRC rules applicable to REITs; (2) the shareholder's ownership will not cause a default under any lease we have outstanding; and (3) the shareholder's ownership is otherwise in our best interests as determined by our board in the exercise of its business judgment.

        If a person attempts a transfer of our shares in violation of the ownership limitations described above, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us. The prohibited owner will not acquire any rights in the shares held in trust, will not benefit economically from ownership of the shares held in trust, will have no rights to distributions and will not possess any rights to vote the shares held in trust. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

        Within 20 days after receiving notice from us that shares have been transferred to the trust, the trustee will sell the shares held in the trust to a person selected by the trustee whose ownership of the shares will not violate the ownership limitations. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

        The prohibited owner will receive the lesser of:

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  the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be transferred to the trust; and

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  the net sales proceeds received by the trustee from the sale or other disposition of the shares held in the trust.

        Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary.

        If, prior to our discovery that shares of our capital stock have been transferred to the trust, a prohibited owner sells those shares, then:

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  those shares will be deemed to have been sold on behalf of the trust; and

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  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

        Also, shares of capital stock held in the trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in the transfer to the trust or, in the case of a devise or gift, or other similar transaction, the market price at the time of the devise or gift; and

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  the market price on the date we or our designee accepts the offer.

        We will have the right to accept the offer until the trustee has sold the shares held in the trust. The net proceeds of the sale to us will be distributed in the same manner as any other sale by the trustee.

        Every owner of more than 5% of any outstanding class or series of our shares may be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner owns, and a description of the manner in which those shares are held. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to assist us and Senior Housing in its determination of its status as a REIT and to determine and ensure compliance with the foregoing share ownership limitations.

        In addition, subject to various exceptions, our bylaws provide that attempted transfers of our shares to a person, entity or group which is, or would become as a result, an owner of 5% or more of our outstanding shares would be void for transferees already owning 5% or more of our shares and, for transferees that would otherwise become owners of 5% or more of our shares, to the extent the transfer would result in such level of ownership. Shares relating to attempted transfers in violation of these bylaw provisions may be subject to transfer to a charitable trust in accordance with the provisions of our charter, described above. However, shareholders owning 5% or more of our outstanding shares as of November 10, 2009, will not be deemed to have their shares owned at and above the 5% ownership threshold transferred to a charitable trust. Such shareholders will not be permitted to acquire additional shares while owning 5% or more of our outstanding shares or thereafter to the extent any such subsequent acquisition would result in them owning 5% or more of our outstanding shares. Our board or an authorized committee may approve transfers otherwise prohibited by these bylaw provisions.

        The restrictions in our charter and bylaws will not preclude the settlement of any transaction entered into through the facilities of the NYSE Amex or any other national securities exchange or automated inter-dealer quotation system. Our charter and bylaws provide, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the restrictions and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

        These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of our common shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

Regulatory Compliance and Disclosure

        Our bylaws provide that any shareholder who, by virtue of such shareholder's ownership of our shares of capital stock or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting our business, assets, operations or prospects or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in the bylaws. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which the board deems appropriate to require compliance or to preserve the value of our assets; and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.

        Our bylaws also provide that if a shareholder, by virtue of such shareholder's ownership of our shares or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder's shares or proxies for such shares in excess of a certain amount pursuant to applicable law but the board determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the board or another person designated by the board, in proportion to the total shares otherwise voted on such matter.

Business Combinations

        The MGCL contains a provision which limits business combinations with interested shareholders. Under the MGCL, business combinations such as mergers, consolidations, share exchanges and other specified transactions between a Maryland corporation and an interested shareholder or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the MGCL, the following persons are deemed to be interested shareholders:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's shares of capital stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation.

        A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five-year prohibition period has ended, a business combination between a corporation and an interested shareholder or an affiliate of the interested shareholder must be recommended by the board of directors of the corporation and must receive the following shareholder approvals:

  •
  the affirmative vote of at least 80% of the votes entitled to be cast by the corporation's outstanding voting shares; and

  •
  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by an affiliate or associate of the interested shareholder.

        The shareholder approvals discussed above are not required if the corporation's shareholders receive the minimum price set forth in the MGCL for their shares of capital stock and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares of capital stock.

        The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. Our board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraph, provided that the business combination is first approved by our board, including the approval of a majority of the members of our board who are not affiliates or associates of such person. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

        The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of capital stock owned by the acquiror, by employees who are also directors of the corporation or by officers of the corporation. Control shares are voting shares of capital stock which, if aggregated with all other shares of capital stock owned by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares.

        A person who has made or proposes to make a control share acquisition, may compel our board to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at a shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute of the MGCL does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in the charter or bylaws of the corporation adopted before the acquisition of shares.

Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of capital stock from the control share acquisition statute. However, this provision may be amended or eliminated at any time in the future.

Rights Plan

        On March 10, 2004, our board adopted a shareholders' rights plan which provides for the distribution of one junior participating preferred share purchase right for each common share. Each right entitles the holder to purchase 1/1000th of a junior participating preferred share (or in certain circumstances, to receive cash, property, common shares or our other securities) at an exercise price of $25 per 1/1000th of a junior participating preferred share.

        The rights are initially attached to all certificates representing common shares. Subject to certain exceptions specified in the plan, the rights will separate from the common shares upon a rights distribution date which is the earlier of (1) 10 business days following a public announcement by us that a person or group of affiliated or associated persons has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares (such person or group of affiliated or associated persons being referred to as an acquiring person) or (2) 10 business days following the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an acquiring person. In each instance, our board may determine that the distribution date will be a date later than 10 days following the applicable announcement or commencement date.

        Until they separate from the common shares, the rights will be evidenced by the certificates for common shares, if any, and will be transferred with and only with such common shares. The surrender for transfer of any certificates for common shares outstanding will also constitute the transfer of the rights associated with the common shares evidenced by such certificates.

        The rights are not exercisable until a rights distribution date and will expire at the close of business on April 10, 2014, unless earlier redeemed or exchanged by us as described below. Until a right is exercised, the holder thereof, as such, has no rights as a shareholder of us, including the right to vote or to receive dividends.

        Upon the occurrence of a "flip-in event", each holder of a right will have the ability to exercise it and receive common shares (or, in certain circumstances, receive cash, property or other securities) having a value equal to two times the exercise price of the right. Notwithstanding the foregoing, following the occurrence of a "flip-in event", all rights that are or were held by an acquiring person (or by certain related parties of the acquiring person or by certain transferees of the acquiring person or certain related parties) will be void in several circumstances described in the rights agreement. Rights will not be exercisable following the occurrence of any "flip-in event" until the rights are no longer redeemable by us as set forth below. A "flip-in event" occurs when a person or group of affiliated or associated persons has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares pursuant to any transaction other than a tender or exchange offer for all outstanding common shares on terms which a majority of our outside directors determine to be fair to our shareholders and otherwise in the best interests of us and our shareholders.

        A "flip-over event" occurs when, at any time on or after the announcement of a share acquisition which will result in a person or group becoming an acquiring person, we take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) in which we are not the surviving entity or the common shares are changed or exchanged (with certain exceptions described in the plan) or 50% or more of our assets or earning power is sold or transferred. Upon the occurrence of a "flip-over event" each holder of a right (except rights which previously have been voided, as set forth above) will have the option to exchange their right for a number of common shares of the acquiring company having a value equal to two times the exercise price of the right.

        The purchase price and the number of common shares (or the amount of cash, property or other securities) issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. We will make cash payment in lieu of any fractional shares resulting from the exercise of any right.

        We have 10 business days from the date of an announcement of a share acquisition which will result in a person or group becoming an acquiring person to redeem the rights in whole, but not in part, at a price of $.01 per right, payable, at our option in cash, common shares or other consideration as our board may determine. Immediately upon the effectiveness of the action of our board ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        The provisions of the plan may be amended by our board prior to the rights distribution date. After the distribution date, the provisions of the plan may be amended by our board only in order to:

  •
  cure ambiguities, defects or inconsistencies;

  •
  make changes which do not adversely affect the interests of holders of rights (excluding the interests of acquiring persons and certain other related parties); or

  •
  to shorten or lengthen any time period under the plan.

        However, no amendment, other than to cure ambiguities, defects or inconsistencies, is permitted to be made by our board at such time as the rights are not redeemable.

Charter Amendments and Extraordinary Transactions

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the transaction or amendment is declared advisable by the board of directors and then approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval of such matters when they are first declared advisable by our board and then approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter (or such lesser proportion, as is permitted by the MGCL).

Bylaw Amendments

        As permitted under the MGCL, our bylaws provide that our board has the exclusive power to amend the bylaws.

Anti-Takeover Effect of Maryland Law and of our Charter and Bylaws

        The following provisions in our charter and bylaws and in the MGCL could delay or prevent a change in our control:

  •
  the limitation on ownership and acquisition of more than 9.8% of our shares of capital stock in our charter;

  •
  the limitation on ownership and acquisition of more than 5% of our shares of capital stock in our bylaws;

  •
  the power of our board to, without a shareholders' vote, amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series and to issue additional shares, including additional classes of shares with rights defined at the time of issuance;

  •
  the classification of our board into classes and the election of each class for three year staggered terms;

  •
  the requirement of cause and a 75% vote of shareholders for removal of our directors;

  •
  the provision that the number of our directors may be fixed only by vote of our board and that a vacancy on our board may be filled by a majority of our remaining directors for the remainder of the full term of the directorship in which the vacancy occurred;

  •
  the advance notice requirements for shareholder nominations for directors and other proposals;

  •
  the shareholder-requested special meeting requirements and procedures;

  •
  the business combination provisions of the MGCL, if the applicable resolution of our board is rescinded or if our board's approval of a combination is not obtained; and

  •
  the provisions of the control share acquisition statute if the applicable bylaw provision is amended.

SELLING SHAREHOLDERS

        There are two categories of selling shareholders who may offer and sell common shares pursuant to this prospectus. The first are our directors and officers. The common shares they may offer and sell were acquired directly from us as share grants pursuant to our stock option and stock incentive plan. The second is Senior Housing, which acquired 3,200,000 common shares on August 4, 2009 pursuant to a lease realignment agreement, or the Realignment Agreement. Senior Housing also owns an additional 35,000 common shares, 25,000 of which were retained in connection with our spin off from Senior Housing in 2001 and 10,000 of which were received in the spin off. The Realignment Agreement was entered into to assist Senior Housing in obtaining mortgage financing, or the Loan, from Federal National Mortgage Association, or FNMA, which is secured by 28 properties owned by Senior Housing and leased to us, or the Properties. In connection with the lease realignment and the FNMA financing, we reached an accommodation with Senior Housing whereby we sold certain of our personal property at the Properties, we encumbered certain of our assets (e.g. accounts receivable) arising from our operation of the Properties, we sold 3,200,000 of our common shares and we agreed to certain reporting and other obligations required by FNMA and we were compensated by Senior Housing by receiving a $2.0 million annual rent reduction for the term of one of our leases with Senior Housing, a cash payment of $18.6 million and Senior Housing agreed to reimburse us for out of pocket expenses incurred in connection with the negotiation and closing of the Loan. For more information about the Realignment Agreement, please see Part II, Item 5 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which is incorporated by reference herein. The common shares offered hereunder by Senior Housing and the other selling shareholders were issued pursuant to an exemption from registration contained in Section 4(2) of the Securities Act.

        Senior Housing is our former parent company and we have numerous continuing relationships with Senior Housing. We lease senior living communities and rehabilitation hospitals from Senior Housing and pay both minimum rent and percentage rent. Upon our request, Senior Housing may purchase our capital improvements made at the properties we lease from Senior Housing and increase our rent pursuant to contractual formulas. Since we became a separate public company from Senior Housing, we have had a management and shared services agreement with RMR. We also lease our headquarters locations from affiliated entities of RMR. RMR is owned by Barry Portnoy, one of our managing directors, and his son Adam Portnoy. Our other managing director, Gerard Martin, is a former owner and current director of RMR. Our president and our treasurer are also officers of RMR. RMR provides services to other companies, including Senior Housing. For more details of these and other relationships we have with Senior Housing and RMR please see our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference herein, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, which are incorporated by reference herein, and our Proxy Statement dated March 30, 2009 relating to our 2009 Annual Shareholders Meeting, portions of which are incorporated herein. In addition, our directors and officers receive share grants from us, and our officers are employed by us. For more information about the compensation of our directors and officers, please see our Proxy Statement dated March 30, 2009 relating to our 2009 Annual Shareholders Meeting, portions of which are incorporated by reference herein.

        The registration of the common shares pursuant to the registration statement of which this prospectus forms a part does not necessarily mean that the selling shareholders will sell all or any of the common shares they own. From time to time, depending upon the selling shareholders' continuing review of their respective investments and various other facts, the selling shareholders may, subject to any applicable securities laws, sell all or any part of the common shares offered by this prospectus. More information about the possible distribution of the offered shares is given in "Plan of Distribution" below.

        The following table contains, with regard to Senior Housing, the number of our common shares beneficially owned by Senior Housing immediately prior to the date of this prospectus, the maximum number of common shares that may be offered and sold pursuant to this prospectus and information regarding the beneficial ownership of our common shares by Senior Housing, and reflects the assumed sale of all of the shares offered by this prospectus. None of our directors or officers currently beneficially owns more than 1% of our common shares, provided, however, that Barry Portnoy may be deemed to beneficially own the shares owned by Senior Housing, as described in footnote (1) below. Because the selling shareholders may sell all, some or no common shares they beneficially owns, we cannot estimate either the number or percentage of common shares that will be beneficially owned by any of the selling shareholders after completion of the offering to which this prospectus relates. The following table has been prepared assuming that Senior Housing will sell all of our common shares it beneficially owns that have been registered by us and does not acquire any additional common shares. In addition, the selling shareholders may sell, transfer or otherwise dispose of at any time and from time to time, our common shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. Under the provisions in our bylaws described above regarding restrictions on share ownership and transfer,

Senior Housing may be prohibited from acquiring or transferring additional common shares while owning 5% or more of our outstanding common shares.

Name	Number of Common Shares Beneficially Owned Prior to the Offering	Number of Common Shares Being Offered Hereby	Percentage of Common Shares Outstanding	Number of Common Shares to be Owned After Completion of the Offering
Senior Housing Properties Trust(1) 400 Centre St. Newton, MA 02458	3,235,000	3,235,000	9.1%		(2)

(1)
Barry Portnoy and Adam Portnoy are the beneficial owners and officers of RMR, the manager of Senior Housing. They are also Managing Trustees of Senior Housing. Under applicable regulatory definitions, Barry Portnoy and Adam Portnoy may be deemed to have beneficial ownership of Senior Housing's 3,235,000 common shares; however, each disclaims beneficial ownership of such common shares.

(2)
Assumes the sale of all shares registered for the account of the selling shareholder. The selling shareholder may sell all, some or no portion of the common shares registered hereunder.

PLAN OF DISTRIBUTION

Sales by Us

        We may sell the offered securities (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices.

        In compliance with Financial Regulatory Authority, or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        If, we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

        We may have agreements with the agents, dealers and underwriters to indemnify them against specified liabilities, including liabilities under the federal securities laws or to contribute to the payments that the agents, dealers or underwriters may be required to make in respect of those liabilities. Indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments that the agents, dealers or underwriters may be required to make in respect of those liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

Sales by Selling Shareholders

        The selling shareholders may resell or redistribute the common shares from time to time on the NYSE Amex or any other stock exchange or automated interdealer quotation system on which our common shares are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the selling shareholders (including but not limited to persons who receive common shares from a selling shareholder as a gift or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling shareholders" in this prospectus. The selling shareholders may sell the common shares by one or more of the following methods, without limitation:

  •
  block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

  •
  an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the common shares may be listed;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  •
  an offering at other than a fixed price on or through the facilities of any stock exchange on which the common shares are listed or to or through a market maker other than on that stock exchange;

  •
  privately negotiated transactions, directly or through agents;

  •
  short sales;

  •
  through the writing of options on the common shares, whether or not the options are listed on an options exchange;

  •
  through the distribution of the common shares by any shareholders to its shareholders;

  •
  one or more underwritten offerings;

  •
  agreements between a broker or dealer and any shareholder to sell a specified number of the common shares at a stipulated price per share; and

  •
  any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

        The selling shareholders may also transfer the common shares by gift.

        The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the common shares at a stipulated price per share. If the broker-dealer is unable to sell common shares acting as agent for a selling shareholder, it may purchase as principal any unsold common shares at the stipulated price. Broker-

dealers who acquire common shares as principals may thereafter resell the common shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

        From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the common shares owned by them. The pledgees, secured parties or persons to whom the common shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder's common shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder's common shares will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell the common shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common shares offered under this prospectus may be used to cover short sales.

        The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the common shares sold by them may be deemed to be underwriting discounts and commissions.

        A selling shareholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common shares in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the common shares by those broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the common shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those common shares. A selling shareholder may also loan or pledge the common shares offered hereby to a broker-dealer and the broker-dealer may sell the common shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged common shares offered hereby.

        The selling shareholders and other persons participating in the sale or distribution of the common shares will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular common shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

        We may agree to indemnify the selling shareholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the common shares, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling shareholders may agree to indemnify us, the other selling shareholders and any underwriter or other person who participates in the offering of the common shares, against specified liabilities arising from information provided by the selling shareholders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling shareholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the common shares against specified liabilities arising under the federal securities laws in connection with the offering and sale of the common shares.

        We will not receive any proceeds from sales of any common shares by the selling shareholders.

        We cannot assure you that the selling shareholders will sell all or any portion of the common shares offered hereby.

        To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling shareholder, we will file a prospectus supplement setting forth:

  •
  the aggregate number of common shares to be sold;

  •
  the purchase price;

  •
  the public offering price;

  •
  if applicable, the names of any underwriter, agent or broker-dealer; and

  •
  any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

        If a selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of common shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

VALIDITY OF THE OFFERED SECURITIES

        Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP and Venable LLP represent Senior Housing and certain of its affiliates on various matters. Sullivan & Worcester LLP also represents RMR and certain of its affiliates on various matters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov or by accessing our internet site at www.fivestarseniorliving.com/investor-relations.asp. Website addresses are included in this prospectus as textual references only and the information in such websites is not incorporated by reference into this prospectus or related registration statement.

        Our common shares are traded on the NYSE Amex under the symbol "FVE," and you can review similar information concerning us at the office of the NYSE Amex at 11 Wall Street, New York, New York, 10005.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement, including filings made prior to the effectiveness of the registration statement, of which this prospectus is a part, made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of the securities made by this prospectus is completed or terminated:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (filed on March 2, 2009);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 (filed on May 6, 2009), June 30, 2009 (filed on August 10, 2009) and September 30, 2009 (filed on November 4, 2009);

  •
  our Current Reports on Form 8-K filed on May 15, 2009 and November 12, 2009;

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 from our definitive Proxy Statement for our 2009 Annual Meeting of Shareholders filed on March 30, 2009;

  •
  the description of our common shares contained in our registration statement on Form 8-A filed on December 7, 2001, including any amendments or reports filed for the purpose of updating that description (File No. 001-16817); and

  •
  the description of our junior participating preferred stock rights contained in our registration statement on Form 8-A filed on March 19, 2004, including any amendments or reports filed for the purpose of updating that description (File No. 001-16817).

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: 400 Centre Street, Newton, Massachusetts, 02458, (617) 796-8387, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee Under Securities Act of 1933	$0	*
Legal Fees and Expenses	$550,000
Accounting Fees and Expenses	$450,000
Printing and Engraving Expenses	$175,000
Rating Agencies Fees	$150,000
Trustee Fees (including counsel fees)	$50,000
Miscellaneous Fees and Expenses	$150,000
Total:	$1,525,000

*
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, and guidance of the Securities and Exchange Commission related thereto, the Registrant is not required to pay a fee with respect to the $870,913,000 in securities included in reliance on Rule 415(a)(6).

  With respect to the $129,087,000 in additional securities being registered hereunder, the Registrant is applying a filing fee of $15,193.54 paid with respect to $129,087,000 of securities remaining unsold under the Registrant's registration statement on Form S-3 (Registration No. 333-121910) to fully offset the $7,203.05 currently due.

Item 15.    Indemnification of Directors and Officers

        To the maximum extent permitted by Maryland law, our charter includes provisions limiting the liability of our present and former directors and officers to us and our shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

        Additionally, our charter authorizes us to the maximum extent permitted by Maryland law to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her status as our present or former director or officer from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as our present or former director or officer and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

        The Maryland General Corporation Law, or the MGCL, requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity.

        The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        We have also entered into indemnification agreements with our directors and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The SEC has expressed the opinion that indemnification of directors, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

        Reference is made to our charter filed as Exhibit 3.1 to our Current Report on Form 8-K, dated March 31, 2006. Reference is also made to our indemnification agreements with our directors and officers, a form of which is filed as Exhibit 10.4 to our Annual Report.

        Any underwriting agreements (Exhibits 1.1 through 1.6) that may be filed by amendment or incorporated by reference may contain provisions for indemnification by the underwriters of our officers, directors and controlling persons.

Item 16.    Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities)*
1.2	Form of Underwriting Agreement (for Preferred Shares)*
1.3	Form of Underwriting Agreement (for Common Shares)*
1.4	Form of Underwriting Agreement (for Depositary Shares)*
1.5	Form of Underwriting Agreement (for Warrants)*
4.1	Composite copy of Articles of Amendment and Restatement of Five Star Quality Care, Inc.(1)
4.2	Amended and Restated Bylaws of Five Star Quality Care, Inc., as amended and restated November 10, 2009(2)
4.3	Form of Senior Indenture(3)
4.4	Form of Senior Subordinated Indenture(3)
4.4	Form of Junior Subordinated Indenture(3)
4.6	Form of Senior Debt Security*
4.7	Form of Senior Subordinated Debt Security*
4.8	Form of Junior Subordinated Debt Security*
4.9	Form of Articles Supplementary for Preferred Shares*
4.10	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*
4.11	Form of Preferred Shares Certificate*
4.12	Form of Common Shares Certificate(4)
4.13	Form of Warrant Agreement, including form of Warrant*
4.14	Rights Agreement, dated as of March 10, 2004, by and between Five Star Quality Care, Inc. and Equiserve Trust Company, N.A.(5)
4.15	Appointment of Successor Rights Agent, dated as of December 13, 2004, by and between Five Star Quality Care, Inc. and Wells Fargo Bank, National Association, a national banking association.(6)
5.1	Opinion of Sullivan & Worcester LLP**
5.2	Opinion of Venable LLP**
8.1	Opinion of Sullivan & Worcester LLP re: tax matters*
12.1	Computation of Ratio of Earnings to Fixed Charges**
12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Distributions**
23.1	Consent of Ernst & Young LLP**
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)**
23.3	Consent of Venable LLP (included in Exhibit 5.2)**
24.1	Powers of Attorney of certain officers and directors (included on signature pages)**

Exhibit No.	Description
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture*
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture*
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture*

*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**
Filed herewith.

(1)
Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 31, 2006.

(2)
Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated November 12, 2009.

(3)
Incorporated by reference to the Registrant's Registration Statement on Form S-3/A, File No. 333-121910, as filed on January 27, 2005.

(4)
Incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

(5)
Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated March 10, 2004.

(6)
Incorporated by reference to Exhibit 4.1 the Registrant's Current Report on Form 8-K dated December 13, 2004.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on November 12, 2009.

FIVE STAR QUALITY CARE, INC.
By	/s/ BRUCE J. MACKEY JR. Bruce J. Mackey Jr. President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of Five Star Quality Care, Inc., hereby severally constitutes and appoints Bruce J. Mackey Jr., Francis R. Murphy III and Barry M. Portnoy to sign for him, and in his name in the capacity indicated below, this registration statement for the purpose of registering such securities under the Securities Act of 1933, and any and all amendments thereto, and any other registration statement filed by Five Star Quality Care, Inc. pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by this registration statement hereby ratifying and confirming their signatures as they may be signed by their attorneys to this registration statement, any registration statement filed pursuant to Rule 462(b) and any and all amendments to either thereof.

Signature	Title	Date

/s/ BRUCE J. MACKEY JR. Bruce J. Mackey Jr.	President and Chief Executive Officer	November 12, 2009
/s/ FRANCIS R. MURPHY III Francis R. Murphy III	Treasurer and Chief Financial Officer (principal financial officer and principal accounting officer)	November 12, 2009
/s/ BARRY M. PORTNOY Barry M. Portnoy	Director	November 12, 2009
/s/ GERARD M. MARTIN Gerard M. Martin	Director	November 12, 2009
/s/ BRUCE M. GANS Bruce M. Gans	Director	November 12, 2009

Signature	Title	Date

/s/ BARBARA D. GILMORE Barbara D. Gilmore	Director	November 12, 2009
/s/ ARTHUR G. KOUMANTZELIS Arthur G. Koumantzelis	Director	November 12, 2009